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                                                                 Exhibit 23.10


     We hereby consent to the use of our opinion letter dated November 12, 1996 to the Board of Directors of The E.W. Scripps Company included as part of post-effective Amendment Number 1 to the Registration Statement on Form S-4 relating to the proposed merger of The E.W. Scripps Company with and into Comcast Corporation. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                        MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                    INCORPORATED

                                        By: /s/ Michael R. Costa
                                           -------------------------------------
                                           Managing Director
                                           Investment Banking Group


November 12, 1996